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                                                                    EXHIBIT 99.1



NEW YORK STOCK EXCHANGE

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

The undersigned Chief Executive Officer of National City Corporation certifies to the New York Stock Exchange that, as of the date of this certification, he is unaware of any violation by National City Corporation of the New York Stock Exchange's corporate governance listing standards in effect as of the date of this certification.

Date: February 14, 2005

By: /s/ David A Daberko
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    David A. Daberko
    Chairman and Chief Executive Officer